Exhibit 99.3

DEFINITIONS AND USE OF CERTAIN TERMS IN PRO FORMA FINANCIAL INFORMATION

As used in this Exhibit 99.3, unless the context indicates otherwise, (i) “PNC Credit Facility” refers to the Credit Agreement, dated as of December 9, 2004, among the borrowers party thereto, the lenders party thereto, and PNC Bank, National Association, as administrative agent, (ii) “10 3/8% Notes” refers to Aleris’s 10 3/8% Senior Secured Notes due 2010, (iii) “9% Notes” refers to Aleris’s 9% Senior Notes due 2014, (iv) “Bridge Loan Facility” refers to the senior bridge loan facility being entered into in connection with the Financing Transactions (as defined herein), (v) “New Revolving Credit Facility” refers to the new senior secured asset-backed multi-currency revolving credit facility being entered into in connection with the Financing Transactions, (vi) “New Term Loan Credit Facility” refers to the new senior secured term loan credit facility being entered into in connection with the Financing Transactions, (vii) “New Credit Facilities” refers collectively to the New Revolving Credit Facility and the New Term Loan Credit Facility, (viii) “Corus” refers to Corus Group plc and its subsidiaries, (ix) “Corus Aluminum” refers to Corus Aluminium Rolled Products BV, Corus Aluminium NV, Corus Aluminium GmbH, Corus Aluminium Corp., Corus Hylite BV and Hoogovens Aluminium Europe Inc. and certain of their subsidiaries, Corus LP, Corus Aluminum Inc. and a 61% shareholding in Corus Aluminium Extrusions Tianjin Company Limited, which collectively comprises the downstream aluminum business of Corus, (x) “Corus Acquisition” refers to the acquisition of Corus Aluminum by Aleris from Corus, (xi) “Aleris,” “we,” “our,” “us” and the “Company” refer to Aleris International, Inc. and its subsidiaries, and (xii) the “Financing Transactions” and the “Transactions” have the meanings provided under the heading “The Transactions” in this Report.

In addition, we use the term “2005 Acquisitions” in this Report to collectively refer to the acquisition of:

•	ALSCO Holdings, Inc. (“ALSCO”) on October 3, 2005 (a manufacturer and fabricator of aluminum sheet products for the building and construction industry);

•	Alumitech, Inc. (“Alumitech”) on December 12, 2005 (an aluminum recycler and salt cake processor);

•	Tomra Latasa Reciclagem (“Tomra Latasa”) on August 23, 2005 (a Brazilian aluminum recycler); and

•	certain assets of Ormet Corporation (“Ormet”) on December 20, 2005 (including rolling mill assets, a recycling operation and an aluminum blanking operation).

This Report on form 8-K/A also contains combined financial statements of Corus Aluminum. Although the combined financial statements of Corus Aluminum included elsewhere in this Report refer to the entities that comprise the downstream aluminum business of Corus Group plc as the “Fabricator Group,” for purposes of this Exhibit 99.3 we refer to these entities as “Corus Aluminum.”

THE TRANSACTIONS

The pro forma condensed combined financial statements included in this Report give effect to the following transactions:

•	borrowings under our new $1.2 billion Bridge Loan Facility;

•	borrowings under our new $750.0 million New Revolving Credit Facility;

•	borrowings under our new $650.0 million New Term Loan Credit Facility;

•	the redemption of substantially all of our 9% Notes and our 10 3/8% Notes;

•	the repayment of our PNC Credit Facility;

•	the payment of indebtedness relating to Corus Aluminum’s Canadian operations and the payment of intercompany accounts payable from Corus Aluminum to Corus;

•	the repayment of amounts outstanding under the VAW-IMCO credit facilities;

•	the Corus Acquisition; and

•	the payment of fees and expenses incurred in connection with these transactions.

The transactions described above, other than the Corus Acquisition, are collectively referred to herein as the “Financing Transactions” and the Financing Transactions together with the Corus Acquisition are collectively referred to herein as the “Transactions.”

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of June 30, 2006, and the accompanying notes thereto, have been prepared to illustrate the effects of the Financing Transactions and the Corus Acquisition on our historical financial position. The following unaudited pro forma condensed combined statements of operations for the the six months ended June 30, 2006 and the year ended December 31, 2005, and the accompanying notes thereto, have been prepared to illustrate the effects of the Financing Transactions, the 2005 Acquisitions (other than the acquisition of certain assets of Ormet) and the Corus Acquisition on our historical results of operations. The pro forma condensed combined financial information does not include any adjustments for the acquisition of certain assets of Ormet in December 2005. The Aleris historical amounts include the results of the 2005 Acquisitions from their respective acquisition dates.

Corus Aluminum’s historical combined financial statements from which these pro forma condensed combined financial statements are, in part, derived were prepared in accordance with International Financial Reporting Standards (“IFRS”) as adopted by the European Union, which differ in certain material respects from U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). The pro forma information for the year ended December 31, 2005 and as of and for the six months ended June 30, 2006 were, in part, derived from the combined financial statements, including the reconciliation from IFRS to U.S. GAAP that was included in Note 36 and Note 13 of Corus Aluminum’s audited and unaudited combined financial statements, respectively.

The unaudited pro forma condensed combined balance sheet gives effect to the Financing Transactions and the Corus Acquisition as if they had occurred on June 30, 2006. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2005 and the six months ended June 30, 2006 are presented assuming the Financing Transactions, the 2005 Acquisitions (other than the acquisition of certain assets of Ormet) and the Corus Acquisition had occurred on January 1, 2005, the first day of the 2005 fiscal year. The unaudited pro forma condensed combined financial statements are presented for informational purposes only and do not purport to represent our financial condition or operating results had the Financing Transactions, the 2005 Acquisitions, and the Corus Acquisition occurred as of the respective dates indicated above. In addition, the unaudited pro forma combined financial statements do not purport to project our future financial position or operating results as of any future date or for any future period.

The following unaudited pro forma condensed combined financial statements as of June 30, 2006 and for the year ended December 31, 2005 and the six months ended June 30, 2006 have been derived from our audited and unaudited historical consolidated financial statements, the audited and unaudited historical combined financial statements of Corus Aluminum, the audited and unaudited financial statements of ALSCO and the historical unaudited financial statements of Tomra Latasa and Alumitech. The unaudited pro forma condensed combined financial statements reflect the application of pro forma adjustments related to the 2005 Acquisitions (other than the acquisition of certain assets of Ormet), the Corus Acquisition as well as the Financing Transactions. The pro forma adjustments and certain assumptions underlying these adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed combined financial statements. The purchase price paid as included in the unaudited pro forma condensed combined financial statements is subject to the finalization of the net working capital delivered and net debt assumed. The pro forma adjustments are based on preliminary estimates of the fair values of certain assets acquired and liabilities assumed or incurred, available information and certain assumptions that we believe are reasonable and will be revised as additional information becomes available. Accordingly, the final allocation of purchase price and the resulting effect on operating results will differ from the pro forma amounts included herein, and the differences may be material. In particular, the unaudited pro forma condensed combined financial statements do not include any adjustments as a result of final valuations of the acquired long-lived tangible and intangible assets and in-process research and development of Corus Aluminum. Further, the unaudited pro forma condensed combined statements of operations do not include any adjustments related to restructuring charges, profit improvements, potential cost savings or one-time charges which may result from the Corus Acquisition.

The unaudited pro forma condensed combined financial information, and the accompanying notes thereto, should be read in conjunction with our historical financial statements and related notes thereto as well as the information set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are included in our Annual Report on Form 10-K for the year ended December 31, 2005 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006.

ALERIS INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

JUNE 30, 2006

(in millions)

	Aleris Historical	Corus Aluminum Historical (a)	Pro Forma Adjustments				Pro Forma Combined
			Corus Acquisition		Financing Transactions
ASSETS
Current Assets
Cash and cash equivalents	$19.9	$42.2	$(889.7	)(b)	$963.3	(h)	$62.1
					(37.1	)(i)
					(30.8	)(j)
					(5.7	)(k)
Accounts receivable, net	490.8	314.7	(0.9	)(c)			804.6
Inventories	448.6	470.7	18.7	(d)			938.0
Deferred income taxes	29.9		(7.1	)(d)			22.8
Other current assets	42.7	69.1					111.8

Total Current Assets	1,031.9	896.7	(879.0)		889.7		1,939.3
Property and equipment, net	521.5	598.7					1,120.2
Goodwill	178.2	19.0	38.5	(b)			235.2
			(11.6	)(d)
			11.1	(e)
Intangible assets	22.1	9.0					31.1
Restricted cash	6.2						6.2
Other assets	18.2	69.1			(15.7	)(i)	102.4
					30.8	(j)

	$1,778.1	$1,592.5	$(841.0)		$904.8		$3,434.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$331.5	$349.2	$(0.9	)(c)			$679.8
Accrued liabilities	168.3	80.6	10.9	(f)	$(20.3	)(i)	233.8
					(5.7	)(k)
Current maturities of long-term debt	22.9	32.0			(48.1	)(h)	6.8

Total Current Liabilities	522.7	461.8	10.0		(74.1)		920.4
Long-term debt	605.7	35.8			0.9	(i)	1,653.8
					1,011.4	(h)
Deferred income taxes	51.8	92.1	(6.8	)(e)			137.1
Accrued pension benefits	41.6	111.3	17.9	(e)			170.8
Accrued post retirement benefits	48.7						48.7
Other long-term liabilities	30.1	29.4					59.5

STOCKHOLDERS’ EQUITY/NET INVESTMENT
Common stock	3.1						3.1
Additional paid-in capital	298.6						298.6
Retained earnings	179.5				(15.7	)(i)	146.1
					(0.9	)(i)
					(37.1	)(i)
					20.3	(i)
Accumulated other comprehensive loss	(0.8)						(0.8)
Treasury stock	(2.9)						(2.9)
Net investment		862.1	(862.1	)(g)

Total Stockholders’ Equity	477.5	862.1	(862.1)		(33.4)		444.1

	$1,778.1	$1,592.5	$(841.0)		$904.8		$3,434.4

See Notes to Unaudited Pro Forma Condensed Combined Balance Sheet.

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

(All dollar amounts, except exchange rates, are in millions)

The unaudited pro forma condensed combined balance sheet reflects the following pro forma adjustments and the preliminary purchase price allocation for Corus Aluminum as further described below:

a) The historical balance sheet of Corus Aluminum, as presented in the unaudited condensed combined pro forma balance sheet, reflects the U.S. GAAP adjustments disclosed in the footnotes to Corus Aluminum’s unaudited combined financial statements included elsewhere in this Report. Corus Aluminum’s unaudited combined balance sheet and the U.S. GAAP adjustments were converted to U.S. Dollars using an exchange rate of $1.2792, the exchange rate at June 30, 2006.

b) To record the preliminary allocation of the purchase price paid for the Corus Acquisition as follows:

Cash purchase price	$889.7
Estimated acquisition costs (f)	10.9

Total acquisition consideration	$900.6

Historical value of net assets acquired comprised of the following:
Current assets	$896.7
Property and equipment	598.7
Goodwill	19.0
Other assets	78.1
Current liabilities	(461.8)
Long-term debt	(35.8)
Deferred income taxes	(92.1)
Accrued pension and post-retirement benefits	(111.3)
Other long-term liabilities	(29.4)

Historical value of net assets acquired	862.1

Acquisition consideration in excess of historical net assets	$38.5

The cash purchase price represents €695.5 of cash paid to Corus Group plc upon closing. This amount was converted to U.S. Dollars using an exchange rate of $1.2792, the exchange rate at June 30, 2006. The purchase price is subject to adjustment based upon the finalization of the net working capital delivered and net debt assumed.

The preliminary purchase price allocation is subject to both the finalization of the purchase price paid and the finalization of the determination of the fair values of the net assets acquired. Valuations of inventories, property and equipment, intangible assets, in-process research and development, pensions and deferred income taxes are subject to completion and may materially change the preliminary purchase price allocation.

c) To reflect the elimination of outstanding accounts receivables and payables with Corus Aluminum as of June 30, 2006.

d) To reflect the preliminary adjustment to increase the acquired inventories to their estimated fair values and the related deferred income taxes.

e) To reflect the adjustment to increase the liability for pension benefits to the estimated fair value of the pension obligation assumed by us and the related deferred income taxes.

f) To reflect estimated direct costs of the acquisition.

g) To eliminate Corus Aluminum’s historical net investment.

h) To reflect the financing transactions as follows:

To reflect the repayment of amounts outstanding under our Existing Credit Facility	$(238.6)
To reflect the redemption of our 9% Notes	(125.0)
To reflect the payment for the redemption of the portion of our 10 3/8% Notes that were tendered for redemption	(200.8)
To reflect the repayment of amounts outstanding under VAW-IMCO’s lines of credit	(35.1)
To reflect the payment of amounts outstanding under certain of Corus Aluminum’s credit facilities	(56.2)
To record the borrowings under the New Revolving Credit Facility	462.5
To record the borrowings under the New Term Loan Credit Facility	650.8
To record the borrowings under the Bridge Loan Facility	505.7

Total net cash received from issuance of new debt and pay-off of existing debt	$963.3
Amount recorded as pro forma decrease to current maturities of long-term debt	48.1

Amount recorded as pro forma increase to long-term debt	$1,011.4

The estimated borrowings under the New Term Loan Credit Facility include U.S. Dollar borrowings of $400.0 and Euro-based borrowings of €196.1 (approximately $250.8 at an exchange rate of $1.2792 at June 30, 2006). The estimated borrowings under the Bridge Loan Facility include U.S. Dollar borrowings of $313.8 and Euro-based borrowings of €150.0 (approximately $191.9 at an exchange rate of $1.2792 at June 30, 2006. The estimated borrowings under the New Revolving Credit Facility include U.S. Dollar borrowings of $312.6, Euro-based borrowings of €85.0 (approximately $108.7 at an exchange rate of $1.2792 at June 30, 2006) and Canadian Dollar borrowings of CDN $46.0 (approximately $41.2 at an exchange rate of $0.8957at June 30, 2006).

A comparison of long-term debt on a historical basis and on a pro forma basis, reflecting the Financing Transactions is as follows:

Aleris and Corus Aluminum Historical Debt Outstanding as of June 30, 2006:

Aleris:
PNC Credit Facility	$238.6
10 3/8% Notes (net of $0.9 discount)	207.9
9% Notes	125.0
VAW-IMCO credit facilities	35.1
Morgantown, Kentucky solid waste disposal revenue bonds	19.4
Other	2.6

Total Aleris	628.6
Corus Aluminum	67.8

Total	$696.4

Aleris and Corus Aluminum Combined Pro Forma Debt Outstanding as of June 30, 2006:

New Revolving Credit Facility	$462.5
New Term Loan Credit Facility	650.8
Bridge Loan Facility	505.7
10 3/8% Notes	8.0
Morgantown, Kentucky solid waste disposal facilities revenue bonds	19.4
Other (including Corus Aluminum)	14.2

Total	$1,660.6

The actual amounts borrowed under these facilities on the closing date of the Corus Acquisition differ from both the amounts included in the unaudited pro forma condensed combined balance sheet and the amounts used to determine pro forma interest expense in the unaudited pro forma condensed combined statements of operations. These differences resulted from changes in amounts outstanding under our and Corus Aluminum’s various debt instruments, exchange rate differences, the defeasance of $8.0 of our 10 3/8% Notes that were not tendered for redemption, and the favorable impact of the settlement of foreign currency hedges entered into by us to hedge a portion of the purchase price. The principal, interest and expected prepayment premiums to be paid related to those 10 3/8% Notes that were not tendered was borrowed under the New Revolving Credit Facility and placed in a trust. These amounts, totaling $9.3, will be considered restricted cash on our consolidated balance sheet. The obligations will also remain on our consolidated balance sheet as they were not legally defeased and, therefore, are not considered extinguished under U.S. GAAP. The actual amounts borrowed under the New Revolving Credit Facility, New Term Loan Facility and Bridge Loan Facility were $470.2, $649.7, and $504.8, respectively, using exchange rates as of August 1, 2006.

i) To reflect the premiums of $37.1 paid upon the redemption of our 9% Notes and 10 3/8% Notes, the amortization of the remaining $0.9 discount on the 10 3/8% Notes and the write-off of $15.7 of existing deferred financing costs, net of tax benefits of $20.3.

j) To reflect the estimated direct costs associated with the New Credit Facilities and the Bridge Loan Facility.

k) To reflect the payment of accrued interest on those 9% Notes and 10 3/8% Notes tendered for redemption.

ALERIS INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2006

(in millions, except share and per share data)

	Aleris Historical	Corus Aluminum Historical (a)	Pro Forma Adjustments				Pro Forma Combined (j)
			Corus Acquisition		Financing Transactions
Revenues	$1,860.4	$1,101.4	$(6.8	)(b)			$2,955.0
Cost of sales	1,659.3	953.7	(6.8	)(b)			2,641.9
			36.9	(c)
			(1.2	)(c)

Gross profit	201.1	147.7	(35.7)				313.1
Selling, general and administrative expense	56.5	67.7					124.2
Restructuring and other (credits) charges	(0.3)		1.2	(c)			0.9
Unrealized gains on derivative financial instruments	(17.2)		(36.9	)(c)			(54.1)

Operating income	162.1	80.0	—				242.1
Interest expense, net	27.7	3.7			$34.0	(f)	65.4
Other expense, net	0.7				—		0.7

Income (loss) from continuing operations before provision for income taxes and minority interests	133.7	76.3	—		(34.0)		176.0
Provision for (benefit from) income taxes	49.7	24.6	2.4	(d)	(12.5	)(d)	64.2

Income (loss) from continuing operations before minority interests	84.0	51.7	(2.4)		(21.5)		111.8
Minority interests, net of provision for income taxes	0.4	(1.2)	1.2	(e)	—		0.4

Income (loss) from continuing operations	$83.6	$52.9	$(3.6)		$(21.5)		$111.4

Earnings (loss) per share:
Basic	$2.71						$3.61
Diluted	$2.64						$3.52
Weighted average shares outstanding:
Basic	30,857,006						30,857,006
Diluted	31,651,927						31,651,927

See Notes to Unaudited Pro Forma Condensed Combined Statements of Operations.

ALERIS INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

(in millions, except share and per share data)

	Aleris Historical	ALSCO Historical	Tomra & Alumitech Acquisitions Historical	Corus Aluminum Historical (a)	Pro Forma Adjustments				Pro Forma Combined (j)
					Acquisitions		Financing Transactions
Revenues	$2,429.0	$219.0	$85.4	$1,850.7	$(22.4	)(b)			$4,561.7
Cost of sales	2,170.7	195.3	76.1	1,689.8	(22.4	)(b)			4,085.6
					2.1	(g)
					(10.8	)(c)
					(15.2	)(c)

Gross profit	258.3	23.7	9.3	160.9	23.9				476.1
Selling, general and administrative expense	91.1	9.7	6.0	126.6	(1.6	)(h)			230.9
					1.5	(g)
					(2.4	)(i)
Restructuring and other charges	29.9	—	—		15.2	(c)			45.1
Unrealized losses on derivative financial instruments	18.6	—	—	—	10.8	(c)			29.4

Operating income	118.7	14.0	3.3	34.3	0.4				170.7
Interest expense, net	40.2	3.9	1.2	8.2	—		$83.3	(f)	136.8
Other expense (income), net	1.7			(1.0)	—				0.7
Equity in net loss of affiliates	1.6	—	—	—	—				1.6

Income from continuing operations before provision for income taxes and minority interests	75.2	10.1	2.1	27.1	0.4		(83.3)		31.6
Provision for (benefit from) income taxes	0.4	3.8		2.0	10.3	(d)	(32.8	)(d)	(16.3)

Income from continuing operations before minority interests	74.8	6.3	2.1	25.1	(9.9)		(50.5)		47.9
Minority interests, net of provision for income taxes	0.5	—	—	(3.4)	3.4	(e)	—		0.5

Income (loss) from continuing operations	$74.3	$6.3	$2.1	$28.5	$(13.3)		$(50.5)		$47.4

Earnings (loss) per share:
Basic	$2.44								$1.56
Diluted	$2.38								$1.52
Weighted average shares outstanding:
Basic	30,448,229								30,448,229
Diluted	31,251,832								31,251,832

See Notes to Unaudited Pro Forma Condensed Combined Statements of Operations.

Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

(all dollar amounts, except per share amounts and exchange rates, are in millions)

The unaudited pro forma condensed combined statements of operations reflect the following pro forma adjustments:

a) The historical results of operations of Corus Aluminum for the six months ended June 30, 2006 and the year ended December 31, 2005 as presented in the pro forma combined statements of operations reflect the U.S. GAAP adjustments disclosed in the footnotes to Corus Aluminum’s unaudited and audited combined financial statements included elsewhere in this Report. Corus Aluminum’s unaudited and audited combined statements of operations were converted to U.S. Dollars using exchange rates of $1.2306 and $1.2449, the average exchange rates for the six months ended June 30, 2006 and the year ended December 31, 2005, respectively.

b) To eliminate revenues and cost of sales between the acquired entities and us as follows:

	For the six months ended June 30, 2006	For the year ended December 31, 2005
ALSCO	$—	$(1.9)
Alumitech	—	(3.6)
Tomra Latasa	—	(1.3)
Corus Aluminum	(6.8)	(15.6)

Total revenues and cost of sales eliminations	$(6.8)	$(22.4)

c) To reclassify Corus Aluminum’s unrealized losses (gains) on derivative financial instruments and restructuring charges to conform to our presentation.

d) The pro forma income tax expense for each period was determined by computing the pro forma effective tax rates for each period, giving effect to the acquisitions and Financing Transactions. The pro forma income tax adjustments included in the Acquisitions columns represent the adjustment to historical income tax expense necessary to state pro forma income tax expense at these rates. The pro forma adjustments to income tax expense included in the Financing Transactions columns represent the application of the pro forma statutory tax rates to the pro forma adjustments to interest expense.

e) To remove the minority interest loss associated with Corus Aluminum’s Canadian operations, 100% of which were acquired by us.

f) To reflect the estimated impact of the Financing Transactions as follows:

	For the six months ended June 30, 2006	For the year ended December 31, 2005
Elimination of historical interest expense:
PNC Credit Facility	$(8.3)	$(4.0)
10 3/8% Notes	(10.5)	(21.0)
9% Notes	(5.6)	(11.3)
VAW-IMCO lines of credit	(1.0)	(0.9)
Aleris deferred financing costs	(1.9)	(3.8)
ALSCO interest expense	—	(3.9)
Alumitech interest expense	—	(1.0)
Tomra interest expense	—	(0.2)
Corus Aluminum interest expense	(3.7)	(8.2)

Total historical interest expense	(31.0)	(54.3)

Estimated interest expense on new indebtedness:
New Term Loan Credit Facility	26.5	53.2
New Revolving Credit Facility	17.5	34.8
Bridge Loan Facility	18.8	40.2
Deferred financing costs	2.2	9.4

Total pro forma interest expense	65.0	137.6

Incremental interest expense	$34.0	$83.3

The pro forma debt levels used to compute the incremental interest expense consist of the New Revolving Credit Facility ($462.5), the New Term Loan Credit Facility ($650.8) and the Bridge Loan Facility ($505.7). As discussed in the Note I of the Notes to Unaudited Pro Forma Condensed Combined Balance Sheet, the actual amounts borrowed under these credit agreements at the time of the closing of the Corus Acquisition differed from the amounts used to prepare the unaudited pro forma condensed combined statements of operations.

g) To record the incremental depreciation and amortization expense on the write-up of property and equipment and intangible assets based upon appraised values and useful lives as follows:

	For the year ended December 31, 2005
	Depreciation	Amortization
ALSCO	$2.3	$1.2
Tomra Latasa	(0.2)	0.3

Total incremental depreciation and amortization expense	$2.1	$1.5

Preliminary valuations of acquired property and equipment and intangible assets of Alumitech and Corus Aluminum are not yet available. As a result, no adjustment to the historical depreciation and amortization of Alumitech and Corus Aluminum has been included in the pro forma statements of operations.

h) To eliminate parent company expenses associated with the acquired businesses, primarily management fees paid by ALSCO to their former owner as these fees will not be incurred by Aleris.

i) To record cost savings related to employees of ALSCO expected to be terminated as a result of our plans to integrate the acquired businesses. The associated severance and other benefits have been accounted for pursuant to EITF 95-3 “Recognition of Liabilities Assumed in a Business Combination.”

j) We expect to incur additional charges associated with the Corus Acquisition and the Financing Transactions. These costs, which are not included in the amounts shown above, are anticipated to be incurred during the third quarter of 2006 and total approximately $72.2 ($45.0 net of income tax benefits), including approximately $18.7 related to the cost of sales impact of the write-up of acquired inventories to fair value, $37.1 of premiums related to the redemption of our 10 3/8% Notes and 9% Notes, and $16.4 of unamortized deferred financing and debt discount costs associated with our 9% Notes, the 10 3/8% Notes and the PNC Credit Facility.